Exhibit 99.1

Driven Brands Holdings Inc. Reports Third Quarter Results

—Revenue increased 12% powered by 6% same-store sales growth and 6% net store growth—

—Reaffirms fiscal year 2023 financial outlook—

Charlotte, N.C. (November 1, 2023) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the third quarter ended September 30, 2023.

For the third quarter, Driven Brands delivered revenue of $581.0 million, up 12 percent versus the prior year. System-wide sales were $1.6 billion, up 10 percent versus the prior year driven by 6 percent same-store sales growth and 6 percent net store growth. The Company added 55 net new stores in the quarter.

During the third quarter, we had an $851 million non-cash goodwill impairment in the Car Wash segment as well as $111 million in non-cash asset impairment charges and lease terminations. This drove a Net Loss of $799.3 million or a Net Loss of $4.83 per diluted share versus Net Income of $38.4 million in the prior year. Adjusted Net Income1 decreased 39 percent to $33.7 million or $0.20 per diluted share1, and Adjusted EBITDA1 decreased 2 percent to $127.2 million. Cash provided by operating activities for the nine months ended September 30, 2023, increased 26 percent to $212.0 million compared to $167.7 million in the prior year.

“This quarter, we continued to see meaningful growth and strong operational performance across our portfolio excluding our US Car Wash and Glass businesses. I’m delighted to report we recently opened our 300th franchised Take 5 Oil Change location and I’m looking forward to celebrating our 1,000th location in the fourth quarter,” said Jonathan Fitzpatrick, President and Chief Executive Officer.

“As discussed at our Investor Day on September 20, we remain focused on operational improvements in the US Car Wash business, while making steady progress on the US Glass integration. Given continued weak consumer demand and increasing competition in the US Car Wash sector, we are strategically pausing capital investment in this business. Looking ahead to 2024, the Driven Brands team is prioritizing continued progress in our US Car Wash and US Glass businesses, disciplined deployment of capital, and generating free cash flow, which will primarily be used to pay down debt.”

Third Quarter 2023 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$502.5	1,732	9.1%	$244.4	$86.5
Car Wash	141.7	1,133	(4.0)%	142.8	24.4
Paint, Collision & Glass	845.6	1,920	8.6%	129.4	32.8
Platform Services	119.2	208	(4.6)%	55.9	22.4
Corporate / Other	N/A	N/A	N/A	8.5

Total	$1,609.0	4,993	6.4%	$581.0

Capital and Liquidity

The Company ended the third quarter with total liquidity of $386.8 million consisting of $211.3 million in cash and cash equivalents, and $175.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity when the Company elects to exercise it, assuming certain conditions continue to be met.

Share Repurchase Program

During the three months ended September 30, 2023, the Company repurchased 3,601,694 shares of its common stock for approximately $50 million at an average price of $13.87, completing the repurchase authorization approved by the Board of Directors in August 2023. All repurchases were made on the open market.

Fiscal Year 2023 Outlook

The Company reaffirms its financial outlook for fiscal year 2023.

	Current Outlook
Revenue	~$	2.30 billion
Adjusted EBITDA[1]	~$	535 million
Adjusted EPS[1]	~$	0.92

Note: The Company has not included future M&A in its guidance for fiscal year 2023.

[1]

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call

Driven Brands will host a conference call to discuss third quarter 2023 results today, Wednesday, November 1, 2023, at 8:30am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for three months.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,900 locations across 14 countries, and services over 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.2 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Quarterly Report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and guidance, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; (iv) the risks and costs associated with the integration of, and our ability to integrate, our stores and business units successfully to achieve anticipated synergies; (v) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (vi) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries:

Dawn Francfort

ICR, Inc.

investors@drivenbrands.com

(203) 682-8200

Media inquiries:

Taylor Blanchard

taylor.blanchard@drivenbrands.com

(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
(in thousands, except per share amounts)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Revenue:
Franchise royalties and fees	$47,362	$45,562	$140,682	$128,300
Company-operated store sales	389,041	341,211	1,159,685	957,487
Independently-operated store sales	43,582	40,469	157,647	158,500
Advertising contributions	27,121	22,018	73,547	63,807
Supply and other revenue	73,928	67,334	218,791	185,447

Total revenue	581,034	516,594	1,750,352	1,493,541

Operating Expenses:
Company-operated store expenses	262,282	209,562	762,731	580,368
Independently-operated store expenses	25,773	23,254	87,095	85,396
Advertising expenses	27,121	22,018	73,547	63,807
Supply and other expenses	38,816	41,042	118,188	109,616
Selling, general, and administrative expenses	123,012	82,460	332,155	272,657
Acquisition related costs	1,667	2,325	7,264	9,981
Store opening costs	1,372	753	3,774	1,925
Depreciation and amortization	45,639	36,518	129,256	107,628
Goodwill impairment	850,970	—	850,970	—
Trade name impairment	—	—	—	125,450
Asset impairment charges and lease terminations	111,239	2,894	117,450	2,910

Total operating expenses	1,487,891	420,826	2,482,430	1,359,738

Operating (loss) income	(906,857)	95,768	(732,078)	133,803

Other expenses, net:
Interest expense, net	41,292	27,323	120,304	78,946
Loss on foreign currency transactions	2,980	15,582	3	30,490

Other expense, net	44,272	42,905	120,307	109,436

(Loss) income before taxes	(951,129)	52,863	(852,385)	24,367
Income tax (benefit) expense	(151,818)	14,472	(120,572)	8,592

Net (loss) income	(799,311)	38,391	(731,813)	15,775

Net loss attributable to non-controlling interest	—	—	—	(15)

Net (loss) income attributable to Driven Brands Holdings Inc.	$(799,311)	$38,391	$(731,813)	$15,790

(Loss) earnings per share:
Basic	$(4.82)	$0.23	$(4.40)	$0.10

Diluted	$(4.83)	$0.23	$(4.41)	$0.09

Weighted average shares outstanding
Basic	162,398	162,760	162,698	162,768
Diluted	162,398	166,831	162,698	166,663

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$211,280	$227,110
Restricted cash	657	792
Accounts and notes receivable, net	165,573	179,888
Inventory	83,423	72,040
Prepaid and other assets	42,208	40,084
Income tax receivable	19,641	15,075
Assets held for sale	271,006	—
Advertising fund assets, restricted	63,983	36,421

Total current assets	857,771	571,410
Other assets	42,273	30,561
Property and equipment, net	1,408,970	1,545,738
Operating lease right-of-use assets	1,394,384	1,299,189
Deferred commissions	6,072	7,121
Intangibles, net	741,732	765,903
Goodwill	1,433,775	2,277,065
Deferred tax assets	2,817	2,911

Total assets	$5,887,794	$6,499,898

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$90,440	$60,606
Accrued expenses and other liabilities	256,347	317,318
Income tax payable	3,546	4,454
Current portion of long-term debt	31,869	32,986
Income tax receivable liability	54,791	53,328
Advertising fund liabilities	38,341	36,726

Total current liabilities	475,334	505,418
Long-term debt	2,877,059	2,705,281
Deferred tax liabilities	141,965	276,749
Operating lease liabilities	1,334,539	1,177,501
Income tax receivable liability	117,915	117,915
Deferred revenue	30,525	30,046
Long-term accrued expenses and other liabilities	29,530	33,419

Total liabilities	5,006,867	4,846,329

Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 163,959,225 and 167,404,047 shares outstanding; respectively	1,639	1,674
Additional paid-in capital	1,646,831	1,628,904
Retained (deficit) earnings	(696,938)	84,795
Accumulated other comprehensive loss	(71,236)	(62,435)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	880,296	1,652,938

Non-controlling interests	631	631

Total shareholders’ equity	880,927	1,653,569

Total liabilities and shareholders’ equity	$5,887,794	$6,499,898

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
(in thousands)	September 30, 2023	September 24, 2022
Net (loss) income	$(731,813)	$15,775
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	129,256	107,628
Goodwill impairment	850,970	—
Trade name impairment	—	125,450
Equity-based compensation expense	9,730	12,159
Loss on foreign denominated transactions	3,706	30,490
Gain on foreign currency derivatives	(3,704)	(2,981)
Loss (gain) on sale and disposal of businesses, fixed assets, and sale-leaseback transactions	1,730	(12,183)
Reclassification of interest rate hedge to income	(1,358)	—
Bad debt expense	1,244	1,011
Asset impairment costs	117,450	2,910
Amortization of deferred financing costs and bond discounts	6,287	6,807
Benefit for deferred income taxes	(134,266)	(38,216)
Other, net	24,422	15,620
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	2,464	(40,296)
Inventory	(12,531)	(17,898)
Prepaid and other assets	(3,909)	850
Advertising fund assets and liabilities, restricted	(10,923)	(4,612)
Other Assets	(29,210)	(3,767)
Deferred commissions	658	917
Deferred revenue	1,961	2,222
Accounts payable	24,913	(12,321)
Accrued expenses and other liabilities	(29,442)	(59,844)
Income tax receivable	(5,612)	37,931

Cash provided by operating activities	212,023	167,652

Cash flows from investing activities:
Capital expenditures	(482,633)	(276,222)
Cash used in business acquisitions, net of cash acquired	(53,641)	(652,085)
Proceeds from sale-leaseback transactions	172,230	150,112
Proceeds from sale or disposal of businesses and fixed assets	2,837	6,427

Cash used in investing activities	(361,207)	(771,768)

Cash flows from financing activities:
Repayment of long-term debt	(20,969)	(15,772)
Proceeds from revolving lines of credit and short-term debt	335,000	300,000
Repayments of revolving lines of credit and short-term debt	(120,000)	—
Repayment of principal portion of finance lease liability	(2,020)	(2,229)
Share repurchases	(49,945)	—
Stock option exercises	6,117	—
Other, net	(322)	581

Cash provided by financing activities	147,861	282,580

Effect of exchange rate changes on cash	365	(7,705)

Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(958)	(329,241)

Cash and cash equivalents, beginning of period	227,110	523,414
Cash included in advertising fund assets, restricted, beginning of period	32,871	38,586
Restricted cash, beginning of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	260,773	562,792

Cash and cash equivalents, end of period	211,280	190,373
Cash included in advertising fund assets, restricted, end of period	47,877	42,386
Restricted cash, end of period	657	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$259,814	$233,551

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Guidance

Driven Brands includes Adjusted EBITDA and Adjusted EPS in the Company’s Fiscal Year 2023 Guidance. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income attributable to Driven Brands Holdings Inc. (“Adjusted Net Income”) and Adjusted diluted earnings per share attributable to Driven Brands common stockholders (“Adjusted Earnings Per Share”) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted Earnings Per Share afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three and nine months ended September 30, 2023, compared to the three and nine months ended September 24, 2022.

Net (Loss) Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three months ended		Nine months ended
(in thousands, except per share amounts)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Net (loss) income	$(799,311)	$38,391	$(731,813)	$15,775
Acquisition related costs(a)	1,667	2,325	7,264	9,981
Non-core items and project costs, net(b)	1,486	851	6,113	3,436
Straight-line rent adjustment(c)	5,193	3,220	14,196	11,530
Cloud computing amortization(d)	991	—	991	—
Equity-based compensation expense(e)	2,681	5,308	9,730	12,159
Foreign currency transaction (gain) loss, net(f)	2,980	15,582	3	30,490
Bad debt recovery(g)	—	(449)	—	(449)
Goodwill impairment(h)	850,970	—	850,970	—
Trade name impairment(i)	—	—	—	125,450
Asset sale leaseback (gain) loss, impairment and closed store expenses(j)	125,473	(14,186)	119,637	(20,248)
Amortization related to acquired intangible assets(k)	9,252	7,212	23,564	18,284
Provision for uncertain tax positions(l)	—	—	—	76

Adjusted net income before tax impact of adjustments	201,382	58,254	300,655	206,484
Tax impact of adjustments(m)	(167,662)	(3,290)	(175,452)	(44,086)

Adjusted net income	33,720	54,964	125,203	162,398

Net loss attributable to non-controlling interest	—	—	—	(15)

Adjusted Net Income attributable to Driven Brands Holdings Inc.	$33,720	$54,964	$125,203	$162,413

Adjusted Earnings Per Share
Basic[1]	$0.20	$0.33	$0.75	$0.98
Diluted[1]	$0.20	$0.32	$0.74	$0.96
Weighted average shares outstanding
Basic	162,398	162,760	162,698	162,768
Diluted	165,850	166,831	166,557	166,663

(1)

Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculation was $1 million and $3 million for the three and nine months ended September 30, 2023, respectively, and Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was $1 million and $2 million for the three and nine months ended September 30, 2023, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three and nine months ended September 30, 2023, compared to the three and nine months ended September 24, 2022.

Net Income (Loss) to Adjusted EBITDA Reconciliation (Unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Net (loss) income	$(799,311)	$38,391	$(731,813)	$15,775
Income tax (benefit) expense	(151,818)	14,472	(120,572)	8,592
Interest expense, net	41,292	27,323	120,304	78,946
Depreciation and amortization	45,639	36,518	129,256	107,628

EBITDA	(864,198)	116,704	(602,825)	210,941

Acquisition related costs(a)	1,667	2,325	7,264	9,981
Non-core items and project costs, net(b)	1,486	851	6,113	3,436
Straight-line rent adjustment(c)	5,193	3,220	14,196	11,530
Cloud computing amortization(d)	991	—	991	—
Equity-based compensation expense(e)	2,681	5,308	9,730	12,159
Foreign currency transaction (gain) loss, net(f)	2,980	15,582	3	30,490
Bad debt recovery(g)	—	(449)	—	(449)
Goodwill impairment(h)	850,970	—	850,970	—
Trade name impairment(i)	—	—	—	125,450
Asset sale leaseback (gain) loss, impairment and closed store expenses(j)	125,473	(14,186)	119,637	(20,248)

Adjusted EBITDA	$127,243	$129,355	$406,079	$383,290

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

(a)

Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b)

Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives as well as non-recurring payroll-related costs.

(c)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
(d)	Includes non-cash amortization expenses relating to the amortization of cloud computing arrangements.
(e)	Represents non-cash equity-based compensation expense.
(f)

Represents foreign currency transaction (gains) losses, net that primarily related to the remeasurement of our intercompany loans, which are partially offset by unrealized gains and losses on remeasurement of cross currency swaps and forward contracts.

(g)	Represents the recovery of previously uncollectible receivables outside of normal operations.
(h)	Relates to goodwill impairment charges within the Car Wash segment.
(i)	Certain indefinite-lived Car Wash trade names were impaired as the Company elected to discontinue their use.
(j)

Relates to (gains) losses, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, assets held for sale, and lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

(k)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the unaudited consolidated statements of operations.
(l)	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
(m)

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Nine months ended
(in thousands)	September 30, 2023	September 24, 2022	September 30, 2023	September 24, 2022
Segment Adjusted EBITDA:
Maintenance	$86,493	$68,763	$245,232	$185,324
Car Wash	24,429	39,098	112,001	148,495
Paint, Collision & Glass	32,763	38,919	109,724	100,847
Platform Services	22,417	19,765	61,984	54,471
Corporate and other	(37,487)	(36,437)	(119,088)	(103,922)
Store opening costs	(1,372)	(753)	(3,774)	(1,925)

Adjusted EBITDA	$127,243	$129,355	$406,079	$383,290

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended September 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$298,022	$—	$760,437	$117,957	$1,176,416
Company-operated stores	204,460	98,132	85,207	1,242	389,041
Independently operated stores	—	43,582	—	—	43,582

Total System-wide Sales	$502,482	$141,714	$845,644	$119,199	$1,609,039

Store Count (in whole numbers)
Franchise stores	1,108	—	1,662	207	2,977
Company-operated stores	624	418	258	1	1,301
Independently operated stores	—	715	—	—	715

Total Store Count	1,732	1,133	1,920	208	4,993

	Three months ended September 24, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$239,290	$—	$711,816	$129,320	$1,080,426
Company-operated stores	172,162	98,235	69,383	1,431	341,211
Independently operated stores	—	40,469	—	—	40,469

Total System-wide Sales	$411,452	$138,704	$781,199	$130,751	$1,462,106

Store Count (in whole numbers)
Franchise stores	1,023	—	1,625	201	2,849
Company-operated stores	574	369	197	1	1,141
Independently operated stores	—	717	—	—	717

Total Store Count	1,597	1,086	1,822	202	4,707

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Nine months ended September 30, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$823,656	$—	$2,305,420	$324,608	$3,453,684
Company-operated stores	605,393	302,193	248,796	3,303	1,159,685
Independently operated stores	—	157,647	—	—	157,647

Total System-wide Sales	$1,429,049	$459,840	$2,554,216	$327,911	$4,771,016

Store Count (in whole numbers)
Franchise stores	1,108	—	1,662	207	2,977
Company-operated stores	624	418	258	1	1,301
Independently operated stores	—	715	—	—	715

Total Store Count	1,732	1,133	1,920	208	4,993

	Nine months ended September 24, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$670,079	$—	$2,003,401	$348,890	$3,022,370
Company-operated stores	497,638	294,526	161,348	$3,975	957,487
Independently operated stores	—	158,500	—	—	158,500

Total System-wide Sales	$1,167,717	$453,026	$2,164,749	$352,865	$4,138,357

Store Count (in whole numbers)
Franchise stores	1,023	—	1,625	201	2,849
Company-operated stores	574	369	197	1	1,141
Independently operated stores	—	717	—	—	717

Total Store Count	1,597	1,086	1,822	202	4,707